How Weather Risk Management Creates Value

Entergy 2002 Analyst Meeting

Dick Jefferis

Senior Vice President, New Products Development

Entergy-Koch Trading, LP

June 14, 2002

Entergy-Koch

EK Uses Its Weather Expertise in Its Point-of-View Trading...

1) ***Evaluate Situation:*** *In early 2000, U.S. has just completed the 2 mildest winters in its history*



2) ***Establish a Point of View:***

- **Due to mild winters, hidden demand exists in the Northeast**
- **With normal or colder winter weather, natural gas prices will increase in the Northeast**
- **Due to capacity constraints, gas prices will rise faster in the Northeast than the Southeast**

3) ***Determine Trading Possibilities:***

- **Buy gas forward in the Northeast**
- **Play basis spread between Northeast and Southeast gas prices**

…And Mitigates Its Risk with Weather Derivatives

*4) **Risk Management:***

- EK chooses the basis spread to reduce the amount of capital at risk
- EK sells heating degree day (HDD) calls to reduce its risk of another warm winter

*5) **Transaction Results:***

Winter Weather	Warm	Normal	Cold
Basis Spread	($$)	$	$$$$
HDD Call	$$	($)	($)
Total Return	0	0	$$$

Energy Investments Are Essentially Portfolios of Real Options







Power plants provide the owner with an option to sell at forward prices or heat rates

Pipelines provide the owner with an option on transportation spreads

Storage facilities provide the operator a call option on natural gas timing spreads

Sources of Value

Increased Profits

Reduced Risk

An Example of Value Creation in the Energy Industry: Hydroelectric Generation

Hydroelectric and thermal generators* face similar risks and rewards


Input
Output
Stream Flow into Hydro Plant
Hydro Generator
Sells MW Output
Receives market price
Power Market
Risks: stream flow, power prices

Profits

	Stream flow increases	Stream flow decreases
Power prices increase	$$$$	+/-$
Power prices drop	+/-$	($$$$)


Oil or Gas Fuels Plant
Thermal Generator
Sells MW Output
Receives market price
Power Market
Risks: gas prices, power prices

	Fuel prices increase	Fuel prices decrease
Power prices increase	+/-$	$$$$
Power prices decrease	($$$$)	+/-$

**Thermal generation includes plants fueled by natural gas or petroleum.*

Fuel Prices Have an Impact on the Value of Hydroelectric Generation

The price of power in most markets is determined by the cost of thermal generation


Price Setter
Price Taker
Thermal Generator
Sells MW Output
Power Market
Sells MW Output
Hydro Generator
Oil or Gas Fuels Plant
Receives market price
Receives market price
Stream Flow into Hydro Plant
Movements in fuel prices are positively correlated with power price fluctuations
Hydro plants provide the owner with an option to sell MW at forward power prices or heat rates

- When fuel prices increase, a hydroelectric generator can monetize this increase in value by selling MW forward at high prices
- To minimize its risk of selling output forward, the hydro generator can implement a stream flow hedge

A Stream Flow Hedge Provides Profits and Flexibility

Annual Cash Generation Margins
50MW Hydro Facility; $ millions

	Stream Flow				
Fuel Price*	Low		Mean		High
$9	4.9	5.2	6.0	6.5	8.3
$14	7.7	8.1	9.3	10.1	12.9
$19	10.4	11.0	12.6	13.7	17.5
$24	13.1	13.8	15.9	17.3	22.1
$29	15.9	16.7	19.2	20.9	26.7
$34	18.6	19.6	22.5	24.5	31.3
$39	21.4	22.5	25.8	28.1	35.9

*Price of petroleum in $/barrel

A stream flow hedge allows a hydroelectric generator to maximize its value by choosing a column on the table when fuel prices are high

Annual generation margins vary by $30 million

Fuel prices account for large movements in value

A prudent hydro plant owner can only sell forward his minimum volume, leaving significant value remaining

Risk Management Opportunities are Large in the Hydroelectric Market

Annual Hydroelectric Generation in Pacific Northwest
million MWh



130
120
110
100
90
1970
1975
1980
1985
1990
1995
2000
NW Hydro Generation Oct. - Sept.
Year in Which Runoff Occurs

VAR in Pacific Northwest Hydro Market



Largest 1-year output gap
25MWh from 1995 - 1996
VAR at $30/MWh
$750 million
Largest 2-year output gap
35MWh from 1994 - 1996
VAR at $30/MWh
$1 billion

Other Value Creation Examples

Temperature derivatives make it possible for the owner of a peaking plant to lock in volumes when capacity is tight and prices are high

Rainfall derivatives linked to fuel prices allow corn growers to manage irrigation risk when corn prices are high

Natural gas options linked to temperature allow the owners of LNG terminals to capture the benefits of spikes in natural gas prices

Survey Results Show The Weather Market is Growing...

PriceWaterhouse Coopers Survey of the Weather Market

Initially Released in June 2001

Updated in June 2002 to include:

- 1 winter season (Nov 2001 - Mar 2002)
- 1 summer season (May 2001 - Sep 2001)

Weather Market Survey Results

Significant Growth Since 1997

- Total risk transfer in the weather market has reached $11.8 billion since 1997

Temperature Products Dominate

- 90% of notional risk transfer is temperature related
- Most of the remaining 10% of risk transfer is rainfall related

…With Significant Gains in Both the Summer and Winter Seasons



Notional Summer
Season Risk Transfer
$ millions
641
933
+46%
Summer 2000
Summer 2001



Notional Winter
Season Risk Transfer
$ millions
1,900
3,400
+79%
Europe
Europe
Winter 2000
Winter 2001

Fastest Area of Growth is Europe

9.8% of notional value in Winter 2000

17.4% of notional value in Winter 2001

Summary - Weather Risk Management

Entergy- Koch Trading uses weather derivatives to create value for itself and its customers by:

- Leveraging the knowledge gained from its weather risk activities in establishing its point of view of the markets
- Mitigating risk in its point-of-view trading
- Increasing the profitability and decreasing the risk of its customers' energy asset portfolios